Exhibit 4.23

RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS
DATED _____ __, 2009 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE.   COPIES OF
THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM MACKENZIE PARTNERS, INC., THE INFORMATION AGENT.

USA TECHNOLOGIES, INC. Incorporated under the laws of the Commonwealth of Pennsylvania

TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Transferable Subscription Rights to Purchase Shares of Common Stock of USA Technologies, Inc.

Subscription Price:  $____ per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME,
ON _______ __, 2009, UNLESS EXTENDED BY THE COMPANY

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of transferable subscription rights (“Rights”) set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase one share of Common Stock, no par value, of USA Technologies, Inc., a Pennsylvania corporation, and one warrant to purchase one share of Common Stock at a subscription price of $[    ] per share (the “Basic Subscription Right”), pursuant to a Rights Offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use of USA Technologies, Inc. Subscription Rights Certificates” accompanying this Subscription Rights Certificate. If any shares of Common Stock and warrants available for purchase in the Rights Offering are not purchased by other holders of Rights

This Subscription Rights Certificate is not valid unless counter signed by the subscription agent and registered by the register.

Witness the seal of USA Technologies, Inc. and the signatures of its duly authorized officers.

pursuant to the exercise of their Basic Subscription Right (the “Excess Securities”), the holders of Rights that have exercised fully their Rights pursuant to the Basic Subscription Right may subscribe for a number of Excess Securities, on the terms and subject to the conditions set forth in the Prospectus, including as to proration. The Rights represented by the Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each share of Common Stock and Warrant in accordance with the “Instructions as to Use of USA Technologies, Inc. Subscription Rights Certificate” that accompany this Subscription Rights Certificate.

Dated:

Chairman and Chief Executive Officer	President, Chief Operating Officer and Secretary

COUNTERSIGNED AND REGISTERED: AMERICAN STOCK TRANSFER & TRUST COMPANY, TRANSFER AGENT AND REGISTAR (New York, N.Y.) By: ______________ AUTHORIZED SIGNATURE

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the addresses listed below will not constitute valid delivery.

If delivering by hand: American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 59 Maiden Lane New York, New York 10038	If delivering by mail or overnight courier: American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for Shares and Warrants pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 5 below. To subscribe for Shares and Warrants pursuant to your Over-Subscription Rights, please also complete line (b) and sign under Form 4 below.

(a) EXERCISE OF BASIC SUBSCRIPTION RIGHT:

I apply for _______Shares & Warrants  x  $ _________    =   $___________
(no. of new Shares & Warrants)       (subscription price)   (amt enclosed)

(b) EXERCISE OF OVER-SUBSCRIPTION RIGHT

Note: If you are a Record Date Stockholder, the Over-Subscription Right may only be exercised if your Basic Subscription Right is exercised in full.

I apply for _______Shares & Warrants  x  $ _________    =   $___________
(no. of new Shares & Warrants)               (subscription price)   (amt enclosed)

(c) Total Amount of Payment Enclosed   =   $_________________

METHOD OF PAYMENT (CHECK ONE)

☐
Check or bank draft drawn on a U.S. bank, or postal telegraphic or express money order payable to “American Stock Transfer FBO USA Technologies, Inc.” Funds paid by an uncertified check may take at least five business days to clear.

☐	Wire transfer of immediately available funds directly to wire transfer to JP Morgan Chase, ABA No. 021000021, Account No. 957-341245, Account name: American Stock Transfer FBO USA Technologies, Inc.

FORM 2-SALE OR TRANSFER TO DESIGNATED TRANSFEREE OR THROUGH BANK OR BROKER

To sell or transfer your subscription rights to another person, complete this form and have your signature guaranteed under Form 5. To sell your subscription rights through your bank or broker, sign below under this Form 2 and have your signature guaranteed under Form 5, but leave the rest of this Form 2 blank.

For value received, ______ of the subscription rights represented by this Subscription Rights Certificate are assigned to:

Social Security #
Signature(s):

FORM 3-DELIVERY TO DIFFERENT ADDRESS

If you wish for the Common Stock underlying your subscription rights, a certificate representing unexercised subscription rights or the proceeds of any sale of subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 4 and have your signature guaranteed under Form 5.

FORM 4-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of Shares and Warrants indicated above on the terms and conditions specified in the Prospectus.

Signature(s):

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 5-SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Forms 2 or 3.

Signature Guaranteed:
(Name of Bank or Firm)

By:
(Signature of Officer)

IMPORTANT:  The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR ADDITIONAL INSTRUCTIONS ON THE USE OF USA TECHNOLOGIES, INC. SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT MACKENZIE PARTNERS, INC., THE INFORMATION AGENT, AT (212) 929-5500 (CALL COLLECT) or (800) 322-2885 (TOLL-FREE). YOU MAY ALSO EMAIL OUR INFORMATION AGENT AT USATRIGHTS@MACKENZIEPARTNERS.COM.